EX-99.12(b)


Sutherland                                       1275 Pennsylvania Avenue, N.W.
Asbill &                                           Washington, D.C.  20004-2415
Brennan LLP                                                         202.383.0100
                                                                fax 202.637.3593
ATTORNEYS AT LAW                                                  www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com

                                                              April 26, 2002


College Retirement Equities Fund
730 Third Avenue
New York, New York 10017-3206

         Re:    REGISTRATION OF INDIVIDUAL, GROUP AND TAX
                DEFERRED VARIABLE ANNUITY CERTIFICATES
                (REGISTRATION NOS. 33-480 AND 811-4415)

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Post-Effective Amendment No. 34 to the above captioned registration statement on Form N-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                         Sincerely,

                                         SUTHERLAND ASBILL & BRENNAN LLP

                                         By:  /s/ STEVEN B. BOEHM
                                             -----------------------------------
                                             Steven B. Boehm


       Atlanta | | Austin | | New York | | Tallahassee | | Washington, DC